================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                             ---------------------

                                    FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

         Date of Report (Date of Earliest Event Reported): JUNE 3, 1997

                        CHANCELLOR BROADCASTING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                 0-27726                                   75-2538487
         (Commission File Number)             (I.R.S. Employer Identification No.)

      12655 NORTH CENTRAL EXPRESSWAY
                SUITE 405
              DALLAS, TEXAS                                  75243
 (Address of Principal Executive Offices)                  (Zip Code)

                                 (972) 239-6220
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

  7(a) Financial Statements of Business Acquired -- Colfax Communications, Inc. Radio Group

     The following information called for by Item 7(a) is included on pages A-1 through A-11 of this report:

(1)  Report of Independent Public Accountants....................   A-1
(2)  Combined Balance Sheets of Colfax Communications, Inc. Radio
     Group as of December 31, 1996, 1995 and 1994................   A-2
(3)  Combined Statements of Income of Colfax Communications, Inc.
     Radio Group for the years ended December 31, 1996, 1995 and
     1994........................................................   A-3
(4)  Combined Statements of Changes in Partners' Equity of Colfax
     Communications, Inc. Radio Group for the years ended
     December 31, 1996, 1995 and 1994............................   A-4
(5)  Combined Statements of Cash Flows of Colfax Communications,
     Inc. Radio Group for the years ended December 31 1996, 1995
     and 1994....................................................   A-5
(6)  Notes to Combined Financial Statements......................   A-6

  7(a) Financial Statements of Business to Be Acquired -- KYSR Inc. and KIBB
Inc.

     The following information called for by Item 7(a) is included on pages B-1 through B-9 of this report:

(1)  Independent Auditors' Report................................   B-1
(2)  Combined Balance Sheets of KYSR Inc. and KIBB Inc. as of
     December 31, 1995 and 1996 and March 31, 1997 (unaudited)...   B-2
(3)  Combined Statements of Operations of KYSR Inc. and KIBB Inc.
     for the years ended December 31, 1994, 1995 and 1996 and the
     three months ended March 31, 1996 and 1997..................   B-3
(4)  Combined Statements of Cash Flows of KYSR Inc. and KIBB Inc.
     for the years ended December 31, 1994, 1995 and 1996 and the
     three months ended March 31, 1996 and 1997..................   B-4
(5)  Notes to Combined Financial Statements......................   B-5

  7(a) Financial Statements of Business to Be Acquired -- WLIT Inc.

     The following information called for by Item 7(a) is included on pages C-1 through C-9 of this report:

(1)  Independent Auditors' Report................................   C-1
(2)  Balance Sheets of WLIT Inc. as of December 31, 1995 and 1996
     and March 31, 1997 (unaudited)..............................   C-2
(3)  Statements of Earnings of WLIT Inc. for the years ended
     December 31, 1994, 1995 and 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited).........................   C-3
(4)  Statements of Cash Flows of WLIT Inc. for the years ended
     December 31, 1994, 1995 and 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited).........................   C-4
(5)  Notes to Financial Statements...............................   C-5

  7(a) Financial Statements of Business to Be Acquired -- WDRQ Inc.

     The following information called for by Item 7(a) is included on pages D-1 through D-9 of this report:

(1)  Independent Auditors' Report................................   D-1
(2)  Balance Sheets of WDRQ Inc. as of December 31, 1995 and 1996
     and March 31, 1997 (unaudited)..............................   D-2
(3)  Statements of Earnings of WDRQ Inc. for the years ended
     December 31, 1994, 1995 and 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited).........................   D-3
(4)  Statements of Cash Flows of WDRQ Inc. for the years ended
     December 31, 1994, 1995 and 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited).........................   D-4
(5)  Notes to Financial Statements...............................   D-5

  7(c) Exhibits

        **(23.1)         Consent of Arthur Andersen LLP, independent accountants
        **(23.2)         Consent of KPMG Peat Marwick LLP, independent accountants

---------------

** Filed herewith

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Colfax Communications, Inc. Radio Group:

     We have audited the accompanying combined balance sheets of the Colfax Communications, Inc. Radio Group (the "Company") as of December 31, 1996, 1995, and 1994, and the related combined statements of income (loss), changes in partners' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In January 1997, substantially all of the assets and liabilities of the Company were sold.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Colfax Communications, Inc. Radio Group as of December 31, 1996, 1995, and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/  ARTHUR ANDERSEN

Washington, D.C.
March 31, 1997

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                            COMBINED BALANCE SHEETS
                    AS OF DECEMBER 31, 1996, 1995, AND 1994

                                                         1996           1995           1994
                                                     ------------    -----------    -----------
Current assets:
  Cash.............................................  $  1,718,589    $   682,672    $   216,414
  Accounts receivable, net of allowance for
     doubtful accounts of $710,813, $441,889, and
     $238,801, respectively........................    15,514,187      7,626,579      8,978,881
  Prepaid expenses and other current assets........       520,358        286,774        343,441
                                                     ------------    -----------    -----------
          Total current assets.....................    17,753,134      8,596,025      9,538,736
Property and equipment at cost, net of
  depreciation.....................................    14,508,097      8,675,724      9,608,603
Intangibles and other noncurrent assets at cost,
  net of amortization..............................   147,579,599     32,383,587     37,653,803
                                                     ------------    -----------    -----------
          Total assets.............................  $179,840,830    $49,655,336    $56,801,142
                                                     ============    ===========    ===========
Liabilities:
  Accounts payable and accrued expenses............  $  5,116,890    $ 3,224,139    $ 3,883,242
  Current maturities of long-term debt.............            --             --        900,000
                                                     ------------    -----------    -----------
          Total current liabilities................     5,116,890      3,224,139      4,783,242
  Long-term debt...................................    55,650,000     39,225,000      7,100,000
                                                     ------------    -----------    -----------
          Total liabilities........................    60,766,890     42,449,139     11,883,242
                                                     ------------    -----------    -----------
Commitments (Note 8):
Partners' equity:
  Radio Acquisition Associates.....................    (1,141,558)    (2,783,226)    (3,121,671)
  Equity Group Holdings............................   119,013,080      9,888,902     47,558,478
  Colfax Communications, Inc.......................     1,202,418        100,521        481,093
  Class B Limited Partners.........................            --             --             --
                                                     ------------    -----------    -----------
          Total partners' equity...................   119,073,940      7,206,197     44,917,900
                                                     ------------    -----------    -----------
          Total liabilities and partners' equity...  $179,840,830    $49,655,336    $56,801,142
                                                     ============    ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                         COMBINED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
Advertising revenues:
  Local sponsors....................................  $37,496,454    $23,425,588    $24,147,363
  National sponsors.................................   12,885,713      9,151,724      8,221,228
  Other.............................................    2,518,200      1,910,483      2,090,737
                                                      -----------    -----------    -----------
          Gross advertising revenues................   52,900,367     34,487,795     34,459,328
  Less -- Commissions...............................   (6,785,322)    (4,345,062)    (4,283,386)
                                                      -----------    -----------    -----------
          Net advertising revenues..................   46,115,045     30,142,733     30,175,942
                                                      -----------    -----------    -----------
Operating expenses:
  Programming.......................................    7,675,793      5,461,691      9,604,067
  Sales and advertising.............................   14,507,662     11,360,597     10,885,717
  General and administrative........................    5,793,377      4,332,286      3,651,832
  Engineering.......................................    1,260,447      1,014,375      1,084,282
  Depreciation and amortization.....................    4,617,958      6,505,492      7,599,901
                                                      -----------    -----------    -----------
          Total operating expenses..................   33,855,237     28,674,441     32,825,799
                                                      -----------    -----------    -----------
          Income (loss) from operations.............   12,259,808      1,468,292     (2,649,857)
Interest expense....................................    4,368,669        655,795        531,387
Loss on sale of fixed assets........................           --        770,689             --
Other expense (income)..............................     (184,289)            --         75,364
                                                      -----------    -----------    -----------
          Net income (loss).........................  $ 8,075,428    $    41,808    $(3,256,608)
                                                      ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

               COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                RADIO                         EQUITY       CLASS B
                             ACQUISITION      COLFAX          GROUP        LIMITED
                             ASSOCIATES     COMM., INC.      HOLDINGS      PARTNERS       TOTAL
                             -----------    -----------    ------------    --------    ------------
Balance, December 31,
  1993.....................  $(2,464,398)    $  528,938    $ 52,305,936      $--       $ 50,370,476
  Capital contributions
     from partners.........      368,281         60,023       5,949,744       --          6,378,048
  Capital distributions to
     partners..............   (1,678,638)       (68,618)     (6,826,760)      --         (8,574,016)
  Net income (loss)........      653,084        (39,250)     (3,870,442)      --         (3,256,608)
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1994.....................   (3,121,671)       481,093      47,558,478       --         44,917,900
  Capital contributions
     from partners.........           --          5,735         567,746       --            573,481
  Capital distributions to
     partners..............   (1,031,464)      (372,709)    (36,922,819)      --        (38,326,992)
  Net income (loss)........    1,369,909        (13,598)     (1,314,503)      --             41,808
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1995.....................   (2,783,226)       100,521       9,888,902       --          7,206,197
  Capital contributions
     from partners.........        5,104      1,130,725     111,941,654       --        113,077,483
  Capital distributions to
     partners..............     (981,106)       (82,845)     (8,221,217)      --         (9,285,168)
  Net income (loss)........    2,617,670         54,017       5,403,741       --          8,075,428
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1996.....................  $(1,141,558)    $1,202,418    $119,013,080      $--       $119,073,940
                             ===========     ==========    ============      ===       ============

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                       1996             1995           1994
                                                   -------------    ------------    -----------
Cash flows from operating activities:
  Net income (loss)..............................  $   8,075,428    $     41,808    $(3,256,608)
  Adjustments to reconcile net loss to net cash
     used in operating activities --
     Depreciation and amortization...............      4,617,958       6,505,492      7,599,901
     Loss on asset disposal......................             --         770,689         57,398
     Restructuring charge........................             --         737,729             --
     Change in assets and liabilities:
       (Increase) decrease in accounts
          receivable.............................     (7,888,416)      1,352,302     (1,664,323)
       (Increase) decrease in prepaid expenses
          and other current assets...............       (233,584)         56,667        170,619
       Increase (decrease) in accounts payable
          and accrued expenses...................      1,892,751      (1,396,832)       708,448
                                                   -------------    ------------    -----------
          Net cash provided by operating
            activities...........................      6,464,137       8,067,855      3,615,435
                                                   -------------    ------------    -----------
Cash flows from investing activities:
  Cash paid for acquisition of intangibles and
     other noncurrent assets.....................   (126,017,951)       (363,174)       (12,944)
  Payments for additions to property and
     equipment...................................     (5,907,584)       (823,737)      (968,929)
  Disposal of intangible assets..................      6,280,000              --             --
  Disposal of fixed assets.......................             --         113,825             --
                                                   -------------    ------------    -----------
          Net cash used in investing
            activities...........................   (125,645,535)     (1,073,086)      (981,873)
                                                   -------------    ------------    -----------
Cash flows from financing activities:
  Repayment of note payable......................     (5,800,000)     (8,000,000)      (800,000)
  Loan proceeds..................................     22,225,000      39,225,000             --
  Capital contributions from partners............    113,077,483         573,481      6,378,048
  Capital distributions to partners..............     (9,285,168)    (38,326,992)    (8,190,101)
                                                   -------------    ------------    -----------
          Net cash provided by (used in)
            financing activities.................    120,217,315      (6,528,511)    (2,612,053)
                                                   -------------    ------------    -----------
Net increase (decrease) in cash..................      1,035,917         466,258         21,509
Cash, beginning of period........................        682,672         216,414        194,905
                                                   -------------    ------------    -----------
Cash, end of period..............................  $   1,718,589    $    682,672    $   216,414
                                                   =============    ============    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.........  $   4,391,300    $    615,900    $   514,213
                                                   =============    ============    ===========

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 1996, 1995, AND 1994

1. BASIS OF PRESENTATION:

     The accompanying combined financial statements include the radio station holdings of Colfax Communications, Inc. ("Colfax"), a Maryland Corporation. Three of the stations serve the Washington, D.C., market: WGMS-FM (classical format), WBIG-FM (oldies format), and WTEM(AM) (all-sports format). Two stations, WBOB-FM (country format) and KQQL(FM) (oldies format), serve the Minneapolis-St. Paul market. Five of the stations serve the Phoenix market:
KOOL-FM (oldies format), KOY(AM) (nostalgia format), KZON-FM (alternative format), KISO(AM) (urban adult contemporary format), and KYOT-FM (new adult contemporary format). Two stations serve the Milwaukee market: WMIL-FM (country format) and WOKY(AM) (adult standard format). Three stations serve the Boise market: KIDO(AM) (news/talk format), KLTB(FM) (oldies format), and KARO(FM) (class rock format). All stations are owned by entities under the common control of Colfax and its affiliates.

2. DESCRIPTION OF COLFAX COMMUNICATIONS, INC., RADIO GROUP:

  Classical Acquisition Limited Partnership

     Classical Acquisition Limited Partnership ("CALP") is a Maryland limited partnership formed to acquire and operate radio stations WGMS(AM) (currently WTEM(AM)) and WGMS-FM. Radio Acquisition Associates Limited Partnership, a Maryland limited partnership, had a 98.04 percent general partner interest and Equity Group Holdings, a District of Columbia general partnership, had a 1.96 percent limited partner interest in CALP prior to the admission of the Class B Limited Partners as discussed below. Radio Acquisition Associates Limited Partnership has Colfax as a 1 percent general partner and Equity Group Holdings as a 99 percent limited partner.

     Certain Class B Limited Partners were admitted to the partnership on January 1, 1993 and on January 1, 1995. The Class B Limited Partners have a
13.25 percent interest in CALP and Equity Group Holdings' limited partnership interest in CALP was reduced to 1.813 percent effective January 1, 1993. Radio Acquisition Associates' Limited Partnership general partnership interest was reduced to 90.687 percent and 84.937 percent effective January 1, 1993 and January 1, 1995, respectively.

  Radio 570 Limited Partnership

     Radio 570 Limited Partnership ("Radio 570") is a Maryland limited partnership formed on December 10, 1991, to operate radio station WTEM-AM (formerly WGMS-AM). Radio 570 was formed by Colfax as the 1 percent general partner and Equity Group Holdings ad the 99 percent limited partner. WTEM began broadcasting on May 24, 1992.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. As of December 31, 1996 and 1995, the Class B Limited Partners had a 9.25 percent interest and Equity Group Holdings had an 89.75 percent Class A Limited Partnership interest.

  Radio 100 Limited Partnership

     Radio 100 Limited Partnership ("Radio 100") was formed on August 11, 1992, to acquire and operate radio stations. Radio 100 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner.

     In 1993, Radio 100 completed its acquisition of two radio stations in Minnesota for $25,500,000. WBOB-FM (formerly WCTS-FM) and KQQL(FM) began on-air operations under Radio 100 ownership on May 7, 1993, and February 18, 1993, respectively.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have a 10.25 percent interest and the Equity Group Holdings Class A Limited Partnership interest was reduced to 88.75 percent.

  Radio 100 of Maryland Limited Partnership

     Radio 100 of Maryland Limited Partnership ("Radio 100 of Maryland") was formed on December 2, 1992 to acquire and operate radio stations. Radio 100 of Maryland was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner.

     On June 3, 1993, Radio 100 of Maryland acquired WBIG-FM (formerly WJZE-FM) in Washington, D.C. for $19,500,000.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. On October 1, 1995, a Class B Limited Partner was admitted to the partnership. As of December 31, 1996 and 1995, the Class B Limited Partners had an 11.25 percent interest and Equity Group Holdings had an 87.75 percent Class A Limited Partnership interest.

  Radio 94 of Phoenix Limited Partnership

     Radio 94 of Phoenix Limited Partnership ("Radio 94") was formed on January 3, 1996, to acquire and operate radio stations. Radio 94 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner. On April 1, 1996, Radio 94 acquired KOOL(AM) and KOOL-FM in Phoenix, Arizona for $35,000,000. Effective April 5, 1996, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have an 8.25 percent interest and the Equity Group Holdings Class A Limited Partnership interest was reduced to 90.75 percent. On October 4, 1996, Radio 94 sold KOOL(AM) to Salem Media of Arizona, Inc.

  Radio 95 of Phoenix Limited Partnership

     Radio 95 of Phoenix Limited Partnership ("Radio 95") was formed on May 3, 1996, to acquire and operate radio stations. Radio 95 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner. On September 12, 1996, Radio 95 acquired KYOT-FM, KZON-FM, KOY(AM), and KISO(AM), each in Phoenix, Arizona; KIDO(AM) and KLTB(FM), each in Boise, Idaho; KARO(FM) in Caldwell, Idaho; WMIL-FM in Waukesha, Wisconsin; and WOKY(AM) in Milwaukee, Wisconsin, for $95,000,000.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

  Sale of Stations

     On August 24, 1996, Chancellor Radio Broadcasting Company ("Chancellor"), a Delaware Corporation, agreed to purchase substantially all of the assets of CALP, Radio 570, Radio 100, Radio 100 of Maryland, Radio 94 (with the exception of KOOL(AM)), and Radio 95 (with the exception of KIDO(AM), KLTB(FM), and KARO(FM)) for total consideration of $365,000,000 plus the net working capital of the stations. The transaction closed on January 23, 1997. The agreement stipulates that the purchase price for the assets be allocated among the limited partnerships as follows:

CALP........................................................  $ 50,000,000
Radio 570...................................................    21,000,000
Radio 100...................................................    85,000,000
Radio 100 of Maryland.......................................    90,000,000
Radio 94....................................................    30,000,000
Radio 95....................................................    89,000,000
                                                              ------------
                                                              $365,000,000
                                                              ============

     On October 28, 1996, Jacor Broadcasting of Idaho, Inc., an Ohio corporation, entered into an agreement to purchase substantially all of the assets of radio stations KIDO(AM), KLTB(FM), and KARO(FM) for $11,000,000. The transaction closed on January 31, 1997.

  Partnership Allocations

     The partnerships distribute cash from operations and allocate net profits or losses to the partners, in general, in accordance with their stated interests except that no partner shall receive any distribution from a partnership until such time as the net invested capital of the general partner and Class A Limited Partner have been distributed, along with a cumulative priority return on the average net invested capital at an annual rate equal to the prime rate plus one quarter of one percent compounded monthly.

     In accordance with the Company's debt agreement (described below) distributions to partners may be permitted on a quarterly basis if certain requirements are met.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Accounting

     The accompanying financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  Barter Transactions

     The partnerships enter into barter transactions in which they provide on-air advertising in exchange for goods and services. Revenues and expenses from barter transactions are presented in the accompanying statement of revenues and expenses based on the estimated fair market value of the goods or services received. Barter revenue approximated $1,925,000, $1,590,000, and $1,870,000 for the years ended December 31, 1996, 1995, and 1994, respectively; while barter expense approximated $1,763,000, $1,486,000, and $1,520,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

  Income Taxes

     Provision for Federal and state income taxes has not been made in the accompanying financial statements since the partnerships do not pay Federal and state income taxes but rather allocate profits and losses to the partners for inclusion in their respective income tax returns.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

  Buildings and Leasehold Improvements

     Buildings and leasehold improvements are recorded at cost or appraised value at acquisition. Depreciation is recorded using the straight-line method over 31.5 or 40 years as prescribed by the Internal Revenue Code.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are recorded at cost or appraised value at acquisition. Depreciation is recorded using the straight-line method over the estimated useful life of the assets, which is typically 5 to 7 years.

  Intangible Assets

     Intangible assets are recorded at cost or appraised value at acquisition. Amortization is recorded over their useful lives. The estimated useful lives of intangible assets as of December 31, 1996, are as follows:

                                                              USEFUL LIFE
                                                              -----------
FCC Licenses................................................  7-25 years
Covenants Not to Compete....................................    3 years
Employment Agreements.......................................    2 years
Organizational Costs........................................    5 years
Start-up Costs..............................................    5 years

  Land

     Certain partners have contributed to Radio 570 a parcel of land in Germantown, Maryland which is being used as the site for a new array of broadcasting towers. The land has been recorded at its original purchase price plus costs related to preparing the land for its intended use.

     Radio 100 of Maryland acquired a parcel of land and property in Washington, D.C., in connection with the acquisition of WJZE-FM. This parcel of land was recorded at its appraised value at acquisition. This land was sold in February 1995.

     Radio 100 acquired a parcel of land in Nowthen, Minnesota, through the purchase of KQQL-FM. This parcel of land was recorded at its appraised value at acquisition.

     Radio 95 acquired various parcels of land located in Phoenix, Milwaukee, and Boise in connection with its purchase of nine stations during 1996. These parcels of land were recorded at their estimated market value at acquisition.

  Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     In 1995 the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments," which requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

     The carrying amount reported in the balance sheets for cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to the immediate or short-term maturity of such instruments. The carrying amount reported for long-term debt approximates fair value due to the debt being priced at floating rates (see Note 7 for additional information).

4. PROPERTY AND EQUIPMENT:

     The components of property and equipment at December 31, 1996 and 1995, are summarized below:

                                             1996           1995           1994
                                          -----------    -----------    -----------
Land....................................  $ 3,719,572    $ 1,901,663    $ 2,233,341
Buildings...............................    1,372,161         26,453        604,927
Construction in progress................       27,660         27,232        201,404
Furniture, fixtures and equipment.......   11,323,175      8,520,853      7,690,841
Leasehold improvements..................      835,407        816,031        522,806
                                          -----------    -----------    -----------
                                           17,277,975     11,292,232     11,253,319
Less -- Accumulated depreciation........   (2,769,878)    (2,616,508)    (1,644,716)
                                          -----------    -----------    -----------
                                          $14,508,097    $ 8,675,724    $ 9,608,603
                                          ===========    ===========    ===========

5. FCC LICENSES AND OTHER NONCURRENT ASSETS:

     The components of FCC licenses and other noncurrent assets at December 31, 1996 and 1995, are summarized below:

                                                       AS OF DECEMBER 31,
                                          --------------------------------------------
                                              1996            1995            1994
                                          ------------    ------------    ------------
FCC licenses............................  $163,988,330    $ 39,505,773    $ 39,505,773
Covenants not to compete................     1,931,834       8,493,147       8,493,147
Start-up and organization costs.........     2,489,973       2,132,587       2,153,036
Other...................................     1,376,763         958,245       1,891,395
                                          ------------    ------------    ------------
                                           169,786,900      51,089,752      52,043,351
Less -- Accumulated amortization........   (22,207,301)    (18,706,165)    (14,389,548)
                                          ------------    ------------    ------------
                                          $147,579,599    $ 32,383,587    $ 37,653,803
                                          ============    ============    ============

6. RELATED-PARTY TRANSACTIONS:

     Each partnership is involved in certain transactions with other partnerships in the radio group related to sharing of services and purchasing. These transactions are settled on a current basis through adjustments to partners' equity accounts.

     On January 18, 1995, CALP and Radio 100 of Maryland each entered into a 10 year agreement to lease tower space from Colfax Towers, Inc. The annual rental payment for CALP equaled $31,200 and $30,000 for the years ended December 31, 1996 and 1995, respectively. The annual rental payment for Radio 100 of Maryland equaled $37,200 and $36,000 for the years ended December 31, 1996 and 1995, respectively. Colfax Towers, Inc., is owned by the shareholders of Colfax Communications, Inc.

     Employees of Colfax perform activities on behalf of and oversee the operations of the radio stations included in the radio group. Colfax does not charge any fees to the radio stations for the performance of such services. Corporate expenses of $1,240,253, $1,354,296, and $1,144,082 related to those services are not included in the financial statements of the radio group for the years ending December 31, 1996, 1995, and 1994, respectively. These corporate expenses were funded directly by the owners of Colfax Communications, Inc.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

7. LONG-TERM DEBT:

     On December 27, 1995, CALP, Radio 570, Radio 100, and Radio 100 of Maryland entered into a $40 million revolving loan agreement. On April 2, 1996, under an amendment to the loan agreement, CALP, Radio 570, Radio 100, Radio 100 of Maryland, and Radio 94 (collectively, the "Borrowers") increased the amount available under the revolving loan agreement to $60 million. At December 31, 1996, $55,650,000 was outstanding under this agreement. The proceeds were allocated to each borrower on the basis of each station's capital account as follows:

CALP........................................................  $ 5,702,360
Radio 570...................................................    4,156,587
Radio 100...................................................   16,423,860
Radio 100 of Maryland.......................................    9,214,544
Radio 94....................................................   20,152,649
                                                              -----------
                                                              $55,650,000
                                                              ===========

     The initial proceeds were used to repay the indebtedness of CALP to make certain permitted distributions to partners of the Borrowers, and for working capital purposes in the operations of the Borrowers. Borrowings under this agreement bear interest at floating rates equal to prime and/or LIBOR (as defined in the loan agreement) plus an applicable margin determined by a leverage ratio. The expiration date of the loan agreement is December 31, 2002. Under the loan agreement, the Borrowers are required to maintain a specific leverage ratio and certain ratios pertaining to cash flow coverage.

     In connection with the sale of the stations (discussed in Note 2), the debt was repaid in full in January 1997.

8. COMMITMENTS:

     The Radio Group has entered into various contracts for exclusive radio broadcasting rights and other programming. In addition, the partnerships lease office space and have entered into various service contracts, including certain personal service contracts. These broadcasting rights, leases and service contracts expire over periods ranging from 1997 to 2012. The minimum future commitments under these agreements, leases and service contracts are as follows:

1997........................................................  $ 3,766,028
1998........................................................    2,826,433
1999........................................................    1,178,594
2000........................................................    1,140,345
2001........................................................      646,234
Thereafter..................................................    2,077,616
                                                              -----------
                                                              $11,635,250
                                                              ===========

9. RESTRUCTURING CHARGES:

     During 1995, the Radio Group recorded restructuring costs of $737,729 at certain radio stations. These costs included severance and salary payments to terminated employees of $357,563, costs related to hiring a new general manager at one of the radio stations of $135,519 and costs related to a loss on space vacated by one of the radio stations of $244,647.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/  KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                            KYSR INC. AND KIBB INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                              DECEMBER 31,
                                          --------------------     MARCH 31,
                                            1995        1996         1997
                                          --------    --------    -----------
                                                                  (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $218 in
     1995, $246 in 1996 and $130 in
     1997...............................  $  6,253    $  7,283     $  5,899
  Prepaid expenses and other............       412         609        1,549
  Deferred income taxes (note 5)........        89         101          101
                                          --------    --------     --------
          Total current assets..........     6,754       7,993        7,549
Property and equipment, net (note 3)....     4,172       4,082        4,104
Intangible assets, net (note 4).........   116,946     113,644      112,817
Other assets, net.......................        22          22           22
                                          --------    --------     --------
                                          $127,894    $125,741     $124,492
                                          ========    ========     ========

                           LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $  3,883    $  3,624     $  3,080
Deferred income taxes (note 5)..........     9,683      11,027       11,027
Equity (note 8).........................   114,328     111,090      110,385
Commitments and contingencies (note
  9)....................................
                                          --------    --------     --------
                                          $127,894    $125,741     $124,492
                                          ========    ========     ========

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                 THREE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,          MARCH 31,
                                                   ---------------------------   -------------------
                                                    1994      1995      1996       1996       1997
                                                   -------   -------   -------   --------   --------
                                                                                     (UNAUDITED)
Gross revenues...................................  $28,590   $30,571   $33,769    $ 7,039    $ 7,527
  Less agency commissions and national rep
     fees........................................    4,490     4,882     5,462      1,106      1,231
                                                   -------   -------   -------    -------    -------
          Net revenues...........................   24,100    25,689    28,307      5,933      6,296
                                                   -------   -------   -------    -------    -------
Operating expenses:
  Station operating expenses, excluding
     depreciation and amortization...............   13,407    12,901    13,378      3,034      3,288
  Depreciation and amortization..................    3,640     3,661     3,627        916        912
  Corporate general and administrative...........      892     1,094       844        271        151
                                                   -------   -------   -------    -------    -------
          Operating expenses.....................   17,939    17,656    17,849      4,221      4,351
                                                   -------   -------   -------    -------    -------
          Operating income.......................    6,161     8,033    10,458      1,712      1,945
Interest expense (note 7)........................    6,374     6,374     6,374      1,594      1,594
                                                   -------   -------   -------    -------    -------
          Earnings (loss) before income taxes....     (213)    1,659     4,084        118        351
Income tax expense (benefit) (note 5)............      (70)      699     1,694         49        148
                                                   -------   -------   -------    -------    -------
          Net earnings (loss)....................  $  (143)  $   960   $ 2,390    $    69    $   203
                                                   =======   =======   =======    =======    =======

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                    THREE MONTHS
                                                      YEARS ENDED DECEMBER 31,     ENDED MARCH 31,
                                                     ---------------------------   ---------------
                                                      1994      1995      1996      1996     1997
                                                     -------   -------   -------   ------   ------
Cash flows provided by operating activities:
  Net earnings (loss)..............................  $  (143)  $   960   $ 2,390   $   69   $  203
  Adjustments to reconcile net earnings (loss) to
     net cash provided by operating activities:
     Depreciation..................................      338       359       325       91       85
     Amortization of intangibles...................    3,302     3,302     3,302      825      827
     Deferred tax expense..........................    1,597     1,412     1,332       --       --
     Changes in certain assets and liabilities:
       Accounts receivable, net....................   (1,452)     (120)   (1,030)   1,204    1,384
       Prepaid expenses and other current assets...      372      (149)     (197)    (633)    (940)
       Accounts payable and accrued expenses.......     (345)      265      (259)    (583)    (544)
                                                     -------   -------   -------   ------   ------
          Net cash provided by operating
            activities.............................    3,669     6,029     5,863      973    1,015
                                                     -------   -------   -------   ------   ------
Cash used by investing activities -- capital
  expenditures.....................................     (280)     (223)     (235)     (43)    (107)
                                                     -------   -------   -------   ------   ------
Cash flows used by financing
  activities -- distributions to Parent............   (3,389)   (5,806)   (5,628)    (930)    (908)
                                                     -------   -------   -------   ------   ------
Increase (decrease) in cash........................       --        --        --       --       --
Cash at beginning of period........................       --        --        --       --       --
                                                     -------   -------   -------   ------   ------
Cash at end of period..............................  $    --   $    --   $    --   $   --   $   --
                                                     =======   =======   =======   ======   ======

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of KYSR Inc. and KIBB Inc. (collectively, the "Company"). The Company owns and operates two commercial radio stations in the Los Angeles market, KYSR-FM and KIBB-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany balances and transactions have been eliminated in combination.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles, ("Evergreen") for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of KYSR Inc. and KIBB Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The combined financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying combined statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

                            KYSR INC. AND KIBB INC.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one advertiser accounted for more than 10% of net revenues in 1994, 1995, or 1996. Certain

                            KYSR INC. AND KIBB INC.

advertisers purchase the advertising of the stations through a third party buying service. Approximately 22%, 20% and 19% of total revenue was derived through the use of this service in 1994, 1995 and 1996, respectively.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the three months ended March 31, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended March 31, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                           ESTIMATED
                                          USEFUL LIFE     1995      1996
                                          -----------    ------    ------
Land....................................                 $2,875    $2,875
Building................................   40 years         474       474
Broadcast facilities....................  8-20 years      1,501     1,572
Office equipment and other..............  5-8 years         725       902
Construction in progress................                     36        24
                                                         ------    ------
                                                          5,611     5,847
Accumulated depreciation................                  1,439     1,765
                                                         ------    ------
                                                         $4,172    $4,082
                                                         ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $15,148 and $18,450, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the combined U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                             1994       1995      1996
                                            -------    ------    ------
Current:
  Federal...............................    $(1,289)   $ (551)   $  278
  State and local.......................       (378)     (162)       84
Deferred federal........................      1,597     1,412     1,332
                                            -------    ------    ------
                                            $   (70)   $  699    $1,694
                                            =======    ======    ======

                            KYSR INC. AND KIBB INC.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings (loss) before income taxes is as follows:

                                                              1994     1995    1996
                                                              -----    ----    ----
Statutory U.S. tax rate.....................................  (35.0)%  35.0%   35.0%
State and local taxes, net of federal tax benefit...........    6.2     6.2     6.1
Other, net..................................................   (8.3)    0.9     0.4
                                                              -----    ----    ----
          Effective tax rate................................  (32.9)%  42.1%   41.5%
                                                              =====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 8).

     On January 25, 1990, KYSR Inc., formerly KXEZ, Inc., issued an intercompany demand note to Viacom in the amount of $66,400. The note bears interest at 9.6% per year payable on the last day of each calendar year. The principal and final interest payment are payable on January 25, 2000. However, immediately prior to closing of the Proposed Transaction, all debts between the Company and Viacom will be canceled. As such, the promissory note issued to Viacom is reflected as an increase to equity and included in intercompany activity in the amount of $66,400 at December 31, 1995 and 1996 (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying combined financial statements as corporate general and administrative expense. Management believes that the method of allocation of overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to this plan are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to this plan in the amounts of $70, $56 and $191 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plan will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's combined financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

                            KYSR INC. AND KIBB INC.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                           1994       1995       1996
                                                         --------   --------   --------
Balance at beginning of period.........................  $122,706   $119,174   $114,328
Net earnings (loss)....................................      (143)       960      2,390
Net intercompany activity..............................    (3,389)    (5,806)    (5,628)
                                                         --------   --------   --------
Balance at end of period...............................  $119,174   $114,328   $111,090
                                                         ========   ========   ========

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $377, $365 and $405 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997........................................................  $  365
1998........................................................     366
1999........................................................     312
2000........................................................      19
Thereafter..................................................      --
                                                              ------
                                                              $1,062
                                                              ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying balance sheets of WLIT Inc. as of December 31, 1995 and 1996, and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WLIT Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/  KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                                   WLIT INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------     MARCH 31,
                                                               1995       1996         1997
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
Current assets:
  Accounts receivable, less allowance for doubtful accounts
     of $79 in 1995, $87 in 1996 and $99 in 1997............  $ 3,110    $ 3,627      $ 3,007
  Prepaid expenses and other current assets.................      592        490          957
  Deferred income taxes (note 5)............................       37         44           33
                                                              -------    -------      -------
          Total current assets..............................    3,739      4,161        3,997
Property and equipment, net (note 3)........................      461        457          432
Intangible assets, net (note 4).............................   16,958     16,415       16,280
                                                              -------    -------      -------
                                                              $21,158    $21,033      $20,709
                                                              =======    =======      =======

                                    LIABILITIES AND EQUITY
Current liabilities -- accounts payable and accrued
  expenses..................................................  $ 1,442    $ 1,195      $ 1,105
Deferred income taxes (note 5)..............................       58         53           53
Equity (note 8).............................................   19,658     19,785       19,551
Commitments and contingencies (note 9)......................
                                                              -------    -------      -------
                                                              $21,158    $21,033      $20,709
                                                              =======    =======      =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                             STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                               THREE MONTHS
                                                YEARS ENDED DECEMBER 31,      ENDED MARCH 31,
                                               ---------------------------   -----------------
                                                1994      1995      1996      1996      1997
                                               -------   -------   -------   -------   -------
                                                                                (UNAUDITED)
Gross revenues...............................  $14,367   $16,720   $18,294   $ 3,409   $ 4,340
  Less agency commissions and national rep
     fees....................................    2,523     2,848     3,071       555       729
                                               -------   -------   -------   -------   -------
          Net revenues.......................   11,844    13,872    15,223     2,854     3,611
                                               -------   -------   -------   -------   -------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization...........    6,555     6,977     7,508     1,756     1,823
  Depreciation and amortization..............      655       653       659       162       166
  Corporate general and administrative.......      478       630       479       137        88
                                               -------   -------   -------   -------   -------
          Operating expenses.................    7,688     8,260     8,646     2,055     2,077
                                               -------   -------   -------   -------   -------
          Earnings before income taxes.......    4,156     5,612     6,577       799     1,534
Income tax expense (note 5)..................    1,804     2,359     2,728       331       640
                                               -------   -------   -------   -------   -------
          Net earnings.......................  $ 2,352   $ 3,253   $ 3,849   $   468   $   894
                                               =======   =======   =======   =======   =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                THREE MONTHS
                                                  YEARS ENDED DECEMBER 31,     ENDED MARCH 31,
                                                 ---------------------------   ---------------
                                                  1994      1995      1996     1996     1997
                                                 -------   -------   -------   -----   -------
                                                                                 (UNAUDITED)
Cash flows provided by operating activities:
  Net earnings.................................  $ 2,352   $ 3,253   $ 3,849   $ 468   $   894
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation..............................      114       114       116      27        31
     Amortization of intangibles...............      541       539       543     135       135
     Deferred income taxes.....................      (13)        5        (8)     --        11
     Changes in certain assets and liabilities:
       Accounts receivable, net................      (73)     (460)     (517)    662       620
       Prepaid expenses and other current
          assets...............................     (101)     (181)       98    (669)     (467)
       Accounts payable and accrued expenses...     (384)      173      (247)   (380)      (90)
                                                 -------   -------   -------   -----   -------
          Net cash provided by operating
            activities.........................    2,436     3,443     3,834     243     1,134
                                                 -------   -------   -------   -----   -------
Cash flows used by investing
  activities -- capital expenditures...........     (180)     (110)     (112)     (3)       (6)
                                                 -------   -------   -------   -----   -------
Cash flows used by financing
  activities -- distributions to Parent........   (2,256)   (3,333)   (3,722)   (240)   (1,128)
                                                 -------   -------   -------   -----   -------
Increase (decrease) in cash....................       --        --        --      --        --
Cash at beginning of period....................       --        --        --      --        --
                                                 -------   -------   -------   -----   -------
Cash at end of period..........................  $    --   $    --   $    --   $  --   $    --
                                                 =======   =======   =======   =====   =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WLIT Inc. (the "Company"). The Company owns and operates a commercial radio station in the Chicago market, WLIT-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc.

     On February 16, 1997, Viacom International Inc. entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation ("Evergreen") for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor"), under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying financial statements reflect the carve-out historical results of operations and financial position of WLIT Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

                                   WLIT INC.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the three months ended March 31, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended March 31, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

                                   WLIT INC.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                           ESTIMATED
                                          USEFUL LIFE     1995      1996
                                          -----------    ------    ------
Broadcast facilities....................  8-20 years     $1,116    $1,141
Office equipment and other..............  5-8 years         791       868
Construction in progress................                     13        13
                                                         ------    ------
                                                          1,920     2,022
Accumulated depreciation................                  1,459     1,565
                                                         ------    ------
                                                         $  461    $  457
                                                         ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $5,585 and $6,128, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                           1994      1995      1996
                                          ------    ------    ------
Current:
  Federal...............................  $1,588    $2,058    $2,391
  State and local.......................     229       296       345
Deferred federal........................     (13)        5        (8)
                                          ------    ------    ------
                                          $1,804    $2,359    $2,728
                                          ======    ======    ======

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                          1994    1995    1996
                                          ----    ----    ----
Statutory U.S. tax rate.................  35.0%   35.0%   35.0%
Amortization of intangibles.............   4.7     3.4     2.9
State and local taxes, net of federal
  tax benefit...........................   3.6     3.4     3.4
Other, net..............................   0.2     0.2     0.2
                                          ----    ----    ----
          Effective tax rate............  43.5%   42.0%   41.5%
                                          ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

                                   WLIT INC.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, tax and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to this plan are allocated to the Company based on payroll dollars. The Company recognized expense related to this plan in the amounts of $67, $46 and $126 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plan will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                         1994       1995       1996
                                                        -------    -------    -------
Balance at beginning of period........................  $19,642    $19,738    $19,658
Net earnings..........................................    2,352      3,253      3,849
Net intercompany activity.............................   (2,256)    (3,333)    (3,722)
                                                        -------    -------    -------
Balance at end of period..............................  $19,738    $19,658    $19,785
                                                        =======    =======    =======

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from 1 to 10 years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $319, $337 and $327 during 1994, 1995 and 1996, respectively.

                                   WLIT INC.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997..............................................    $  266
1998..............................................       291
1999..............................................       298
2000..............................................       287
2001..............................................       296
Thereafter........................................       103
                                                      ------
                                                      $1,541
                                                      ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying balance sheets of WDRQ Inc. as of December 31, 1995 and 1996, and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WDRQ Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            /s/  KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997, except for note 10,
which is as of April 14, 1997

                                   WDRQ INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                            DECEMBER 31,
                                          -----------------     MARCH 31,
                                           1995       1996        1997
                                          -------    ------    -----------
                                                               (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $82 in
     1995, $72 in 1996 and $26 in
     1997...............................  $ 1,541    $  809      $  548
  Prepaid expenses and other current
     assets.............................       80        90         515
  Deferred income taxes (note 5)........       30        26          26
                                          -------    ------      ------
          Total current assets..........    1,651       925       1,089
Property and equipment, net (note 3)....      489       500         488
Intangible assets, net (note 4).........    8,430     8,174       8,110
                                          -------    ------      ------
                                          $10,570    $9,599      $9,687
                                          =======    ======      ======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $   766    $  792      $  743
Deferred income taxes (note 5)..........       98        80          80
Equity (note 8).........................    9,706     8,727       8,864
Commitments and contingencies (note
  9)....................................
                                          -------    ------      ------
                                          $10,570    $9,599      $9,687
                                          =======    ======      ======

                See accompanying notes to financial statements.

                                   WDRQ INC.

                             STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                                    THREE MONTHS
                                                        YEARS ENDED DECEMBER 31,   ENDED MARCH 31,
                                                        ------------------------   ---------------
                                                         1994     1995     1996     1996     1997
                                                        ------   ------   ------   ------   ------
                                                                                     (UNAUDITED)
Gross revenues........................................  $7,461   $8,081   $6,743   $1,721   $1,016
  Less agency commissions and national rep fees.......   1,227    1,273    1,055      261      112
                                                        ------   ------   ------   ------   ------
          Net revenues................................   6,234    6,808    5,688    1,460      904
                                                        ------   ------   ------   ------   ------
Operating expenses:
  Station operating expenses excluding depreciation
     and amortization.................................   4,362    4,412    4,530    1,015      886
  Depreciation and amortization.......................     300      336      354       85       90
  Corporate general and administrative................     249      308      178       71       21
                                                        ------   ------   ------   ------   ------
          Operating expenses..........................   4,911    5,056    5,062    1,171      997
                                                        ------   ------   ------   ------   ------
          Earnings (loss) before income taxes.........   1,323    1,752      626      289      (93)
Income tax expense (benefit) (note 5).................     582      737      326      151       (9)
                                                        ------   ------   ------   ------   ------
          Net earnings (loss).........................  $  741   $1,015   $  300   $  138   $  (84)
                                                        ======   ======   ======   ======   ======

                See accompanying notes to financial statements.

                                   WDRQ INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                           YEARS ENDED DECEMBER 31,
                                           -------------------------
                                           1994     1995      1996
                                           -----   -------   -------

Cash flows provided by operating
  activities:
  Net earnings..........................   $ 741   $ 1,015   $   300
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................      44        80        98
     Amortization of intangibles........     256       256       256
     Deferred income tax (benefit)
       expense..........................      (4)        3       (14)
     Changes in certain assets and
       liabilities:
       Accounts receivable, net.........    (122)     (140)      732
       Prepaid expenses and other
          current assets................       1         9       (10)
       Accounts payable and accrued
          expenses......................    (217)       73        26
                                           -----   -------   -------
          Net cash provided by operating
            activities..................     699     1,296     1,388
                                           -----   -------   -------
Cash flows used by investing
  activities -- capital expenditures....     (38)     (138)     (109)
                                           -----   -------   -------
Cash flows provided by (used in)
  financing activities -- contribution
  by (distribution to) parent...........    (661)   (1,158)   (1,279)
                                           -----   -------   -------
Increase (decrease) in cash.............      --        --        --
Cash at beginning of period.............      --        --        --
                                           -----   -------   -------
Cash at end of period...................   $  --   $    --   $    --
                                           =====   =======   =======

                                            THREE MONTHS
                                          ENDED MARCH 31,
                                          ----------------
                                           1996      1997
                                          -------   ------
                                            (UNAUDITED)
Cash flows provided by operating
  activities:
  Net earnings..........................   $  138    $ (84)
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................       21       26
     Amortization of intangibles........       64       64
     Deferred income tax (benefit)
       expense..........................       --       --
     Changes in certain assets and
       liabilities:
       Accounts receivable, net.........      492      261
       Prepaid expenses and other
          current assets................     (108)    (425)
       Accounts payable and accrued
          expenses......................       (8)     (49)
                                           ------    -----
          Net cash provided by operating
            activities..................      599     (207)
                                           ------    -----
Cash flows used by investing
  activities -- capital expenditures....      (35)     (14)
                                           ------    -----
Cash flows provided by (used in)
  financing activities -- contribution
  by (distribution to) parent...........     (564)     221
                                           ------    -----
Increase (decrease) in cash.............       --       --
Cash at beginning of period.............       --       --
                                           ------    -----
Cash at end of period...................   $   --    $  --
                                           ======    =====

                See accompanying notes to financial statements.

                                   WDRQ INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WDRQ Inc. (the "Company"). The Company owns and operates a commercial radio station in Detroit, WDRQ-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles ("Evergreen") for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480.0 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of WDRQ Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

                                   WDRQ INC.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liabilities method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the three months ended March 31, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended March 31, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

                                   WDRQ INC.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                           ESTIMATED
                                          USEFUL LIFE     1995      1996
                                          -----------    ------    ------
Broadcast facilities....................  8-20 years     $  754    $  787
Office equipment and other..............  5-8 years         333       496
Construction in progress................                    110        23
                                                         ------    ------
                                                          1,197     1,306
Accumulated depreciation................                    708       806
                                                         ------    ------
                                                         $  489    $  500
                                                         ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $1,814 and $2,070, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                            1994   1995   1996
                                            ----   ----   ----
Current:
  Federal.................................  $549   $689   $319
  State and local.........................    37     45     21
Deferred..................................    (4)     3    (14)
                                            ----   ----   ----
                                            $582   $737   $326
                                            ====   ====   ====

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory U.S. tax rate.....................................  35.0%   35.0%   35.0%
Amortization of intangibles.................................   6.8     5.1    14.3
State and local taxes, net of federal tax benefit...........   1.8     1.7     2.1
Other, net..................................................   0.4     0.3     0.7
                                                              ----    ----    ----
  Effective tax rate........................................  44.0%   42.1%   52.1%
                                                              ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

                                   WDRQ INC.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in equity in the accompanying financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to these costs in the amounts of $31, $33 and $82 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the Equity account. A summary of the activity is as follows:

                                           1994      1995       1996
                                          ------    -------    -------
Balance at beginning of period..........  $9,769    $ 9,849    $ 9,706
Net earnings............................     741      1,015        300
Net intercompany activity...............    (661)    (1,158)    (1,279)
                                          ------    -------    -------
Balance at end of period................  $9,849    $ 9,706    $ 8,727
                                          ======    =======    =======

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $335, $338 and $347 during 1994, 1995 and 1996, respectively.

                                   WDRQ INC.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997....................................   $  336
1998....................................      346
1999....................................      355
2000....................................      364
2001....................................      323
Thereafter..............................      183
                                           ------
                                           $1,907
                                           ======

     The Company is involved with certain claims and lawsuits which are generally incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or cash flows.

(10) SUBSEQUENT EVENT

     On April 14, 1997, Evergreen Media Corporation and Chancellor Broadcasting Company entered into an agreement with ABC Radio ("ABC"), a division of The Walt Disney Company, whereby ABC will purchase from Evergreen and Chancellor two radio stations, WDRQ-FM and WJZW-FM for a total of $105 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHANCELLOR BROADCASTING COMPANY

Date: June 3, 1997                        By:     /s/ JACQUES D. KERREST
                                            ------------------------------------
                                                     Jacques D. Kerrest
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
  23.1    -- Consent of Arthur Andersen LLP, independent auditors.

  23.2    -- Consent of KPMG Peat Marwick LLP, independent auditors.